UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 16, 2013

(Exact Name of Registrant as Specified in Charter)

001-11302

(Commission

File Number)

OHIO	34-6542451
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

127 Public Square

Cleveland, Ohio 44114-1306

(Address of principal executive offices and zip code)

(216) 689-3000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders

KeyCorp held its 2013 Annual Meeting of Shareholders on May 16, 2013. At the meeting, shareholders elected all twelve of the directors nominated by the KeyCorp Board of Directors. Each director received a greater number of votes cast for his or her election than votes withheld from his or her election, as stated below. The shareholders also ratified the appointment of Ernst & Young LLP as KeyCorp’s independent auditor for 2013, approved on an advisory basis KeyCorp’s executive compensation as described in KeyCorp’s 2013 proxy statement, and approved KeyCorp’s 2013 Equity Compensation Plan as described in KeyCorp’s 2013 proxy statement. The final voting results from the meeting are as follows:

Proposal One—Election of Directors

NOMINEE	FOR	WITHHELD	BROKER NON-VOTE
Edward P. Campbell	640,383,059	46,329,418	94,798,840
Joseph A. Carrabba	638,256,854	48,455,623	94,798,840
Charles P. Cooley	653,841,478	32,870,999	94,798,840
Alexander M. Cutler	580,318,811	106,393,666	94,798,840
H. James Dallas	647,678,405	39,034,072	94,798,840
Elizabeth R. Gile	654,453,551	32,258,926	94,798,840
Ruth Ann M. Gillis	647,930,253	38,782,008	94,798,840
William G. Gisel, Jr.	649,412,960	37,299,301	94,798,840
Richard J. Hipple	642,508,733	44,203,528	94,798,840
Kristen L. Manos	654,703,238	32,009,023	94,798,840
Beth E. Mooney	645,456,242	41,256,019	94,798,840
Barbara R. Snyder	651,767,310	34,944,951	94,798,840

Proposal Two—Ratification of the Appointment of Ernst & Young LLP as KeyCorp’s Independent Auditors for 2013

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
757,566,954	20,318,206	3,626,157	0

Proposal Three—Advisory Approval of KeyCorp’s Executive Compensation

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
655,868,903	25,879,354	4,964,220	94,798,840

Proposal Four—Approval of KeyCorp’s 2013 Equity Compensation Plan

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
521,040,968	160,925,203	4,746,306	94,798,840

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

KeyCorp

Date: May 17, 2013

/s/ Paul N. Harris
	By:	Paul N. Harris
Secretary and General Counsel